UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Special Meeting Results

On March 13, 2026, Horizon Technology Finance Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved two proposals as set forth below. The proposals are described in detail in the Company’s definitive proxy statement/prospectus for the Special Meeting, as filed with the Securities and Exchange Commission on January 20, 2026 (the “Proxy Statement”). As of January 15, 2026, the record date for the Special Meeting, 46,316,648 shares of the Company’s common stock were outstanding and eligible to vote. There were no broker non-votes at the Special Meeting.

Proposal 1: The Company’s stockholders approved the issuance of shares of the Company’s common stock, par value $0.001 per share, pursuant to the Merger Agreement, as defined in the Proxy Statement. The final voting results from the Special Meeting on this proposal were as follows:

For	Against	Abstain
19,318,369	3,776,878	1,755,735

Proposal 2: The Company’s stockholders elected one Class I director of the Company, who will serve until the Company’s 2026 annual meeting of stockholders or until his successor is duly elected and qualified; provided, however, that such appointment is contingent upon the closing of the Merger (as defined in the Proxy Statement). The final voting results from the Special Meeting on this proposal were as follows:

Name	For	Withheld
Thomas J. Allison	20,996,897	3,854,085

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Michael P. Balkin
Michael P. Balkin
Chief Executive Officer